Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-189730 on Form S-8 of our report dated June 29, 2015, with respect to the financial statements and supplement schedule of VBA Defined Contribution Plan for Sonabank included in this Annual Report on Form 11-K for the year ended December 31, 2014.

 /s/ DIXON HUGHES GOODMAN, LLP

Rockville, Maryland

June 29, 2015